SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

ADUROMED INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

 Delaware  State or other jurisdiction  of incorporation)
000-03125 (Commission File Number)
21-0661726 (I.R.S. Employer Identification No.)

3 Trowbridge Drive, Bethel, Connecticut 06801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 798-1080.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

    Reference is made to the Company’s Current Reports on Form 8-K filed July 2, 2007 and December 27, 2007 and the description therein of the secured loan arrangement with various investors and the original extension of the maturity date thereof. Effective June 30, 2008, holders of $1,225,000 in principal amount of such secured loan arrangement agreed to extend the maturity of such loan to July 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUROMED INDUSTRIES, INC.

By: /s/ Damien R. Tanaka
Damien R. Tanaka
Chairman, President and CEO

Dated: July 1, 2008